Exhibit 5.1

300 North LaSalle
Chicago, IL 60654
United States
Facsimile:
+1 312 862 2000	+1 312 862 2200

www.kirkland.com

August 19, 2022

Instructure Holdings, Inc.

6330 South 3000 East, Suite 700

Salt Lake City, UT 841211

Re:	Registration Statement of Instructure Holdings, Inc. on Form S-3

Ladies & Gentlemen:

We are acting as special counsel to Instructure Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to: (A) the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), by the Company of up to $800,000,000 aggregate dollar amount of any combination of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (iii) depositary shares representing fractional interests in shares of Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”); (iv) one or more series of senior debt securities of the Company (the “Senior Debt Securities”); (v) one or more series of subordinated debt securities of the Company (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”); (vi) warrants to purchase debt or equity securities of the Company (the “Warrants”); (vii) rights to purchase debt or equity securities of the Company (the “Rights”); and (viii) units of the Company consisting of some or all of (i) through (viii) (the “Units” and collectively with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Rights, the “Primary Securities”) in one or more offerings from time to time on a delayed or continuous basis and (B) the offer and resale from time to time by the selling stockholders named in the Registration Statement of 122,065,804 shares of Common Stock (the “Selling Stockholder Securities”). The Primary Securities and the Selling Stockholder Securities are collectively referred to herein as the “Securities.”

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Instructure Holdings, Inc.

August 19, 2022

You have advised us that: (i) the Depositary Shares will be issued under deposit agreements (the “Deposit Agreements”), to be entered into between the Company and a bank or trust company (the “Depositary”); (ii) the Senior Debt Securities will be issued under a senior indenture (the “Senior Indenture”) between the Company and a trustee named therein (the “Trustee”); (iii) the Subordinated Debt Securities will be issued under a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee; (iv) the Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”) to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”); (v) the Rights will be issued under one or more rights agreements (the “Rights Agreements”), to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”); and (vi) the Units will be issued under one or more unit agreements (the “Unit Agreements”), to be entered into between the Company and an agent (the “Unit Agent”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company including the board of directors of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i)

the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)

a prospectus supplement or term sheet (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

Instructure Holdings, Inc.

August 19, 2022

(iii)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)

the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and, as applicable, the appropriate Deposit Agreement, Warrant Agreement, Rights Agreement, Indenture, or Unit Agreement;

(v)

the Securities offered, as well as the terms of each of the Deposit Agreements, Warrant Agreements, Rights Agreements, Indentures, and Unit Agreements, as they will be executed and delivered, do not result in a default under or breach of any agreement or instrument binding upon the Company;

(vi)

the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Deposit Agreements, Warrant Agreements, Rights Agreements, Indentures, and Unit Agreements, as applicable;

(vii)

the Securities offered, as well as the terms of each of the Deposit Agreements, Warrant Agreements, Rights Agreements, Indentures, and Unit Agreements, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(viii)	the Indentures and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

(ix)

a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Instructure Holdings, Inc.

August 19, 2022

Based upon and subject to the foregoing assumptions, exclusions, qualifications and limitations and the further limitations set forth below, we are of the opinion that:

1.

The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

2.

When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.

When, as and if (a) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

4.

When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the applicable Indenture and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the applicable Indenture), (c) the applicable Indenture has been duly executed, attested, issued and delivered by duly authorized officers, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Instructure Holdings, Inc.

August 19, 2022

5.

When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.

When, as and if (a) any Rights have been duly authorized and duly established in accordance with the applicable Rights Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Rights (and any required amendment or supplement to the applicable Rights Agreement), and (c) the Rights Agreements have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor, if applicable, in accordance with such authorization, the applicable Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Rights Agent, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.

When, as and if (a) any Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Units, and (c) the Units have been duly executed, attested, issued and delivered by duly authorized officers, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8.	The Selling Stockholder Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

Instructure Holdings, Inc.

August 19, 2022

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies and (v) the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws).

We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

To the extent that the obligations of the Company under the Deposit Agreements, Warrant Agreements, Rights Agreements, Indentures, or Unit Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable Depositary, Warrant Agent, Rights Agent, Trustee, or Unit Agent (each, an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by the applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

Instructure Holdings, Inc.

August 19, 2022

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the the internal law of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws), in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the laws of the States of New York or Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP